Exhibit 10.2

LOCK-UP AGREEMENT

Holder: [_______________________]

Dated as of July [___], 2021

This Lock-Up Agreement (this “Agreement”) is dated as of the date first set forth above (the “Effective Date”), and is entered into by and between W Technologies, Inc. a Delaware corporation (the “Company”) and the holder of securities of the Company whose name is set forth above (the “Holder”).

WHEREAS, the Company is undertaking a share exchange transaction with KryptoBank Co., a Delaware corporation (“KryptoBank”) and all of the stockholders of KryptoBank (the “KryptoBank Stockholders”), pursuant to a Share Exchange Agreement, by and between the Company, KryptoBank, the KryptoBank Stockholders and Aleksandr Rubin as the representative of the KryptoBank Stockholders, dated as of June 14, 2021 (the “Share Exchange Agreement”); and

WHEREAS, the execution and delivery of this Agreement by the Holder are required as a condition to the Closing (as defined in the Share Exchange Agreement) and the Holder agrees that Holder shall benefit from the successful completion of the transactions contemplated in the Share Exchange Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Representations and Warranties. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement.

2.

Lock-Up. For a period from the date hereof until that date that is twelve months after the Effective Date (the “Lock-Up Period”, provided, however, that the Company may determine to shorten the Lock-Up Period in its sole discretion), Holder will not, directly or indirectly:

(a)

offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the Company or any other securities convertible into or exercisable or exchangeable for shares of the Company, in each case which are beneficially owned and/or acquired as of the date of this Agreement or underlying any security acquired as of the date of this Agreement, or any other shares of the Company that may be acquired by the Holder (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b)

enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c)	publicly disclose the intention to do any of the foregoing.

3.

Exclusions. The provisions of Section 2 shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Holder or the immediate family of the Holder; (iii) transfers of Shares to any beneficiary of the Holder pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; (v) transfers of Shares to any Affiliate (as defined in the Term Sheet) of the Holder; or (vi) transfers of Shares by the Holder pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), or (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

4.

Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein. Holder hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to the Shares.

5.

Notices. All notices, consents, approvals, requests and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one (1) day after being delivered to an overnight courier or when sent by email with return receipt requested and received (with a confirmatory copy sent by overnight courier) to the parties at the addresses and email addresses set forth below (or at such other address or email address for a party as shall be specified by like notice):

If to the Company:

W Technologies, Inc.

Attn: Aleksandr Rubin

407 Lincoln Road, Suite 701

Miami Beach, FL 33139

Email: aleksrubin8@gmail.com

If to Holder, to the address as set forth on the signature page hereof.

6.

Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

7.

Amendment; Etc. This Agreement may be amended or modified by written agreement executed by the Holder and the Company. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

8.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.	Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without application of the conflict of laws provisions thereof.

10.

Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed as of the Effective Date.

W Technologies, Inc.

By:         ________________________

Name:          Mikael Lundgren

Title:          Chief Executive Officer

Holder’s Name: [_____________________]

By:          __________________________

Name:          __________________________

Title:         __________________________

(if applicable)

Address for notices:

___________________________

___________________________

___________________________

___________________________

Email: ___________________________